                     AS FILED WITH THE SEC ON APRIL 11, 2003



                                                       REGISTRATION NO. 33-61143
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                        POST-EFFECTIVE AMENDMENT NO. 8 TO
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          PRUCO LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                                     ARIZONA
         (State or other jurisdiction of incorporation or organization)

                                    22-194455
                     (I.R.S. Employer Identification Number)

                        C/O PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-7333
          (Address and telephone number of principal executive offices)

                                   ----------

                                THOMAS C. CASTANO
                               ASSISTANT SECRETARY
                          PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-4708
-------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:


                                  JOHN M. EWING
                        VICE PRESIDENT, CORPORATE COUNSEL
                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992


================================================================================

Approximate date of commencement of proposed sale to the public--Immediately upon effectiveness

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ........................[x]

                                     CALCULATION OF REGISTRATION FEE
  ----------------------------------------------------------------------------------------------------
      TITLE OF EACH             AMOUNT            PROPOSED            PROPOSED           AMOUNT OF
   CLASS OF SECURITIES           TO BE        MAXIMUM OFFERING    MAXIMUM AGGREGATE    REGISTRATION
    TO BE REGISTERED          REGISTERED*      PRICE PER UNIT*     OFFERING PRICE          FEE**
  ---------------------      -------------   ------------------  -------------------  ---------------
  Market-value adjustment
    annuity contracts
    (or modified
    guaranteed
    annuity contracts)       $500,000,000                           $500,000,000             -0-

----------
*   Securities are not issued in predetermined units

** Registration fee for those securities was paid at the time they were originally registered on Form S-1 as filed by Pruco Life Insurance Company on July 19, 1995. The current amount of registered, but unsold, securities is reported quarterly by the Registrant on Form 10-Q and annually on Form 10-K.

STRATEGIC PARTNERS(SM)
SELECT
--------------------------------------------------------------------------------
VARIABLE ANNUITY
--------------------------------------------------------------------------------

PROSPECTUS: MAY 1, 2003



THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.


THE FUNDS
------------------------------------------------------------

Strategic Partners Select offers a wide variety of investment choices, including 27 variable investment options that invest in mutual funds managed by these leading asset managers:

PRUDENTIAL INVESTMENTS LLC
JENNISON ASSOCIATES LLC
A I M CAPITAL MANAGEMENT, INC.
ALLIANCE CAPITAL MANAGEMENT, L.P.

CALAMOS ASSET MANAGEMENT, INC.


DAVIS ADVISORS


DEUTSCHE ASSET MANAGEMENT INVESTMENT  SERVICES LIMITED

FIDELITY MANAGEMENT & RESEARCH COMPANY
GE ASSET MANAGEMENT, INCORPORATED
INVESCO FUNDS GROUP, INC.
JANUS CAPITAL MANAGEMENT LLC
MASSACHUSETTS FINANCIAL SERVICES COMPANY (MFS)
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC (PIMCO)

SALOMON BROTHERS ASSET MANAGEMENT


PLEASE READ THIS PROSPECTUS
------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners Select variable annuity contract and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears on page 10 of this prospectus. Current prospectuses for each of the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference.


TO LEARN MORE ABOUT STRATEGIC PARTNERS SELECT
------------------------------------------------------------


To learn more about the Strategic Partners Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2003. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 39 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
------------------------------------------------------------

  (888) PRU-2888 or write to us at:

 Prudential Annuity Service Center
 P.O. Box 7960
 Philadelphia, PA 19101


THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



ORD01009

CONTENTS
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                                       PART I: STRATEGIC PARTNERS SELECT PROSPECTUS
                                       ------------------------------------------------------------

                                       SUMMARY
                                       ------------------------------------------------------------
                                                Glossary...........................................      6
                                                Summary............................................      8
                                                Risk Factors.......................................     10
                                                Summary of Contract Expenses.......................     11
                                                Expense Examples...................................     13

                                       PART II: STRATEGIC PARTNERS SELECT PROSPECTUS
                                       ------------------------------------------------------------

                                       SECTIONS 1-9
                                       ------------------------------------------------------------

                                           Section 1: What is the Strategic Partners Select
                                             Variable Annuity?.....................................     16
                                                Short Term Cancellation Right or "Free Look".......     16

                                           Section 2: What Investment Options Can I Choose?........     18
                                                Variable Investment Options........................     18
                                                Interest-Rate Options..............................     19
                                                Transfers Among Options............................     20
                                                Market Timing......................................     20
                                                Dollar Cost-Averaging..............................     20
                                                Asset Allocation Program...........................     21
                                                Auto-Rebalancing...................................     21
                                                Voting Rights......................................     21
                                                Substitution.......................................     21

                                           Section 3: What Kind of Payments Will I Receive During
                                             the Income Phase? (Annuitization).......... ..........     22
                                                Payment Provisions.................................     22
                                                    Option 1: Annuity Payments for a Fixed
                                                       Period......................................     22
                                                    Option 2: Life Annuity with 120 Payments (10
                                                       Years) Certain..............................     22
                                                    Option 3: Interest Payment Option..............     22
                                                    Option 4: Other Annuity Options................     22
                                                Tax Considerations.................................     23

                                           Section 4: What is the Death Benefit?...................     24
                                                Beneficiary........................................     24
                                                Calculation of the Death Benefit...................     24
                                                Death of Owner or Joint Owner......................     24

                                           Section 5: How Can I Purchase a Strategic Partners
                                             Select Contract?......................................     26
                                                Purchase Payments..................................     26
                                                Allocation of Purchase Payments....................     26
                                                Calculating Contract Value.........................     26

                                           Section 6: What are the Expenses Associated with the
                                             Strategic Partners Select Contract?...................     27
                                                Insurance Charges..................................     27
                                                Annual Contract Fee................................     27
                                                Withdrawal Charge..................................     27
                                                Waiver of Charge for Critical Care.................     28
                                                Taxes Attributable to Premium......................     28
                                                Transfer Fee.......................................     28
                                                Company Taxes......................................     28
                                                Underlying Mutual Fund Fees........................     29

--------------------------------------------------------------------------------


                                           Section 7: How Can I Access My Money?...................     30
                                                Withdrawals During the Accumulation Phase..........     30
                                                Automated Withdrawals..............................     30
                                                Suspension of Payments or Transfers................     30

                                           Section 8: What are the Tax Considerations Associated
                                             with the Strategic Partners Select Contract?..........     31
                                                Contracts Owned by Individuals (Not Associated with
                                                  Tax Favored Retirement Plans)....................     31
                                                Contracts Held by Tax Favored Plans................     33

                                           Section 9: Other Information............................     38
                                                Pruco Life Insurance Company.......................     38
                                                The Separate Account...............................     38
                                                Sale and Distribution of the Contract..............     38
                                                Litigation.........................................     39
                                                Assignment.........................................     39
                                                Financial Statements...............................     39
                                                Statement of Additional Information................     39
                                                Householding.......................................     39
                                                Market Value Adjustment Formula....................     40
                                                IRA Disclosure Statement...........................     44

                                           Appendix................................................     48
                                                Accumulation Unit Values...........................     49

                                       PART III: PROSPECTUSES
                                       ------------------------------------------------------------

                                       VARIABLE INVESTMENT OPTIONS
                                       ------------------------------------------------------------

                                        THE PRUDENTIAL SERIES FUND

                                        JANUS ASPEN SERIES

                       This page intentionally left blank

PART I SUMMARY
--------------------------------------------------------------------------------
STRATEGIC PARTNERS SELECT PROSPECTUS

                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY

GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ADJUSTED CONTRACT VALUE


When you begin receiving income payments, the value of your contract adjusted by any market value adjustment and minus any charge we impose for premium taxes.


ANNUITANT

The person whose life determines how long the contract lasts and the amount of income payments that will be paid.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit when the sole or last surviving annuitant dies.

CASH VALUE


This is the total value of your contract adjusted by any market value adjustment, minus any withdrawal charge(s) or administrative charge.


CO-ANNUITANT

The person shown on the contract data pages who becomes the annuitant upon the death of the annuitant. No co-annuitant may be designated if the owner is a non-natural person.

CONTRACT DATE

The date we receive your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

The total value of the amounts in a contract allocated to the variable investment options and the interest-rate options as of a particular date.

DEATH BENEFIT


If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive, at a minimum, the total invested purchase payments proportionately reduced for withdrawals. See "What is the Death Benefit?" on page 24.


DOLLAR COST AVERAGING FIXED RATE OPTION (DCA FIXED RATE OPTION)

An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options. We guarantee your money will earn at least 3% while it is allocated to this option. Payments you allocate to the DCA Fixed Rate Option become part of Pruco Life's general assets until they are transferred.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.

INTEREST CELL

The segment of the interest-rate option that is established whenever you allocate or transfer money into an interest-rate option.

INTEREST-RATE OPTION


An investment option that offers a fixed-rate of interest for a one-year period (fixed-rate option) or a seven-year period (market value adjustment option).

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                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY

INVESTED PURCHASE PAYMENTS

Your total purchase payments (which we define below) less any deduction we make for any premium or other tax charge.

JOINT OWNER

The person named as the joint owner, who shares ownership rights with the owner as defined in the contract.

PRUDENTIAL ANNUITY SERVICE CENTER

For general correspondence: P.O. Box 7960, Philadelphia, PA, 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. Generally, with some restrictions, you can make additional purchase payments at any time during the accumulation phase.

SEPARATE ACCOUNT

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life.

STATEMENT OF ADDITIONAL INFORMATION


A document containing certain additional information about the Strategic Partners Select variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.


TAX DEFERRAL


This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What are the Tax Considerations Associated with the Strategic Partners Select Contract," on page 31.


VARIABLE INVESTMENT OPTION


When you choose a variable investment option, we purchase shares of the mutual fund which are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY

Summary of Sections 1-9
--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN THE PROSPECTUS.

SECTION 1
WHAT IS THE STRATEGIC PARTNERS SELECT VARIABLE ANNUITY?


This variable annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us. The contract allows you to invest on a tax-deferred basis in one or more of 27 variable investment options. There are also two interest-rate options which are available in most states, the fixed-rate option and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.


   The variable investment options are designed to offer the opportunity over the long term for a better return than the fixed interest-rate options. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.


   The interest-rate options offer an interest rate that is guaranteed. While your money is in the fixed-rate option or if your money remains in the market value adjustment option for a full seven-year period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3%. Payments allocated to the fixed-rate option become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of our guarantees under these interest-rate options are based on the overall financial strength of Pruco Life.


   You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the variable investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

   FREE LOOK. If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required by applicable law).

SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?

You can generally invest your money in any of the variable investment options that invest in the mutual

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY

funds described in the fund prospectuses provided with this prospectus:

THE PRUDENTIAL SERIES FUND, INC.

   Jennison Portfolio (domestic equity)

   Prudential Equity Portfolio

   Prudential Global Portfolio

   Prudential Money Market Portfolio

   Prudential Stock Index Portfolio

   Prudential Value Portfolio (domestic equity)

   SP Aggressive Growth Asset Allocation Portfolio

   SP AIM Aggressive Growth Portfolio

   SP AIM Core Equity Portfolio

   SP Alliance Large Cap Growth Portfolio

   SP Alliance Technology Portfolio

   SP Balanced Asset Allocation Portfolio

   SP Conservative Asset Allocation Portfolio

   SP Davis Value Portfolio

   SP Deutsche International Equity Portfolio

   SP Growth Asset Allocation Portfolio

   SP INVESCO Small Company Growth Portfolio

   SP Jennison International Growth Portfolio

   SP Large Cap Value Portfolio

   SP MFS Capital Opportunities Portfolio        (domestic and foreign equity)


   SP Mid Cap Growth Portfolio        (formerly SP MFS Mid-Cap Growth Portfolio)


   SP PIMCO High Yield Portfolio

   SP PIMCO Total Return Portfolio

   SP Prudential U.S. Emerging Growth Portfolio

   SP Small/Mid Cap Value Portfolio

   SP Strategic Partners Focused Growth Portfolio

JANUS ASPEN SERIES

   Growth Portfolio -- Service Shares

   Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the mutual funds used by the variable investment options you choose. Performance information for the variable investment options is provided in the Statement of Additional Information (SAI). Past performance is not a guarantee of future results.

   You can also put your money into one or both of the interest-rate options.

SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)


If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.


SECTION 4
WHAT IS THE DEATH BENEFIT?


If the sole or last surviving annuitant dies during the accumulation phase, the designated person(s) or the beneficiary will receive at a minimum, the total invested purchase payments proportionately reduced for withdrawals.


SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT?

You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000. You can add $500 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT?

The contract has insurance features and investment features, and there are costs related to each.

   Each year we deduct a $30 contract maintenance charge if your contract value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.52% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.

   There are a few states/jurisdictions that assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will impose a required premium tax charge which can range up to 3.5%.


   There are also expenses associated with the mutual funds. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 3.00% of fund assets,

Summary of Sections 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY


which are reduced by expense reimbursements or waivers to 0.37% to 1.30%. These reimbursements or waivers may be terminated at any time.



   During the accumulation phase, if you withdraw money less than seven years after the contract date, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.


SECTION 7
HOW CAN I ACCESS MY MONEY?


You may take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. This charge decreases 1% each year. After the 7th year, there is no charge for a withdrawal. A market value adjustment may also apply.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT?


Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts (excluding Roth IRAs) are fully taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.


SECTION 9
OTHER INFORMATION


This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America and sold by registered representatives.



RISK FACTORS



There are various risks associated with an investment in the market value adjustment option annuity that we summarize below.



   ISSUER RISK. Your market value adjustment option is issued by Pruco Life, and thus is backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option could be impaired.



   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus) reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.



   RISKS RELATED TO THE WITHDRAWAL CHARGE. We impose withdrawal charges under the variable annuities that offer the market value adjustment option as a companion option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY

Summary of Contract Expenses
--------------------------------------------------------------------------------


THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR STRATEGIC PARTNERS SELECT. THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.



For more detailed information, including additional information about current and maximum charges, see "What Are The Expenses Associated With The Strategic Partners Select Contract?" on page 27. For more detailed expense information about the underlying mutual funds, please refer to the individual fund prospectuses which you will find at the back of this prospectus.



CONTRACTOWNER TRANSACTION EXPENSES

--------------------------------------------------------------------------------


WITHDRAWAL CHARGE(1)
--------------------------------------------------------------------------------


       During contract year 1                7%

       During contract year 2                6%

       During contract year 3                5%

       During contract year 4                4%

       During contract year 5                3%

       During contract year 6                2%

       During contract year 7                1%


MAXIMUM TRANSFER FEE(2)
-----------------------------------------------------------------------------------------------------------
         each transfer after 12                                  $25.00
MAXIMUM ANNUAL CONTRACT FEE(3)
-----------------------------------------------------------------------------------------------------------
                                                                 $30.00
ANNUAL ACCOUNT EXPENSES
-----------------------------------------------------------------------------------------------------------
         AS A PERCENTAGE OF THE AVERAGE ACCOUNT VALUE
         Mortality and Expense Risk:                               1.37%
         Administrative Fee:                                       0.15%
         Total:                                                    1.52%



1: AS OF THE BEGINNING OF THE CONTRACT YEAR, YOU MAY WITHDRAW UP TO 10% OF THE TOTAL PURCHASE PAYMENTS PLUS ANY CHARGE-FREE AMOUNT CARRIED OVER FROM THE PREVIOUS CONTRACT YEAR WITHOUT CHARGE. THERE IS NO WITHDRAWAL CHARGE ON ANY WITHDRAWALS MADE UNDER THE CRITICAL CARE OPTION (SEE PAGE 28) OR ON ANY AMOUNT USED TO PROVIDE INCOME UNDER THE LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN OPTION. (SEE PAGE 22). SURRENDER CHARGES ARE WAIVED WHEN A DEATH BENEFIT IS PAID DUE TO THE DEATH OF AN ANNUITANT.


2: YOU WILL NOT BE CHARGED FOR TRANSFERS MADE IN CONNECTION WITH DOLLAR COST AVERAGING AND AUTO-REBALANCING.


3: THIS FEE IS NOT CHARGED IF THE VALUE OF YOUR CONTRACT IS $50,000 OR MORE, OR IF THE WITHDRAWALS ARE MADE UNDER THE CRITICAL CARE ACCESS OPTION. THIS IS A SINGLE FEE THAT WE ASSESS (A) ANNUALLY OR (B) UPON A FULL WITHDRAWAL MODE ON A DATE OTHER THAN A CONTRACT ANNIVERSARY.


--------------------------------------------------------------------------------

SUMMARY OF CONTRACT EXPENSES CONTINUED

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY


The next item shows the minimum and maximum total operating expenses charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2002. Fund expenses are not fixed or guaranteed by the Strategic Partners Select contract, and may vary from year to year.



TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)



                                                              MINIMUM      MAXIMUM

TOTAL ANNUAL UNDERLYING MUTUAL FUND OPERATING EXPENSES*        0.37%        3.00%



* Actual expenses for the mutual funds are lower due to any expense reimbursements or waivers. Expense reimbursements or waivers are voluntary and may be terminated at any time. The minimum and maximum expenses, with expense reimbursements, are 0.37% and 1.30%, respectively.

                                                                          PART I
STRATEGIC PARTNERS SELECT PROSPECTUS  SUMMARY

Expense Examples
--------------------------------------------------------------------------------


THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.



THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.


Example 1: If You Withdraw Your Assets

Example 1 assumes that:

- you invest $10,000 in Strategic Partners Select;


- you allocate all of your assets to the variable investment options having the maximum total operating expenses;


- you withdraw all your assets at the end of the time period indicated;

- your investment has a 5% return each year; and


- the mutual fund's total operating expenses remain the same each year.


Your actual costs may be higher or lower.

Example 2: If You Do Not Withdraw Your Assets

Example 2 assumes that:

- you invest $10,000 in Strategic Partners Select;


- you allocate all of your assets to the variable investment options having the maximum total operating expenses;


- you DO NOT WITHDRAW any of your assets at the end of the time period indicated;

- your investment has a 5% return each year; and


- the mutual fund's total operating expenses remain the same each year.


Your actual costs may be higher or lower.

On the following page are examples of what your costs would be using these assumptions.

NOTES FOR ANNUAL MUTUAL FUND
EXPENSES:
-----------------------------------

THESE EXAMPLES SHOULD NOT BE
CONSIDERED A REPRESENTATION OF PAST
OR FUTURE EXPENSES. ACTUAL EXPENSES
MAY BE GREATER OR LESS THAN THOSE
SHOWN.


The values shown in the 10 year
column are the same for Example 1
and Example 2. This is because
after 10 years, we would no longer
deduct withdrawal charges when you
make a withdrawal or when you begin
the income phase of your contract.



If your contract value is less than
$50,000, on your contract
anniversary (and upon a surrender),
we deduct a $30 fee. The examples
use an average annual contract fee,
which we calculated based on our
estimate of the total contract fees
we expect to collect in 2003. Based
on these estimates, the annual
contract fee is included as an
annual charge of 0.029% of contract
value. Your actual fees will vary
based on the amount of your
contract and your specific
allocation(s).



Premium taxes are not reflected in
the examples. A charge for premium
taxes may apply depending on the
state where you live.



EXAMPLE 1:                    EXAMPLE 2:
IF YOU WITHDRAW YOUR ASSETS   IF YOU DO NOT WITHDRAW YOUR
                              ASSETS
1 YR  3 YRS   5 YRS   10 YRS  1 YR    3 YRS  5 YRS   10 YRS
$918  $1,333  $1,773  $3,175  $288    $883   $1,503  $3,175


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PART II SECTIONS 1-9
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STRATEGIC PARTNERS SELECT PROSPECTUS

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        1:
WHAT IS THE STRATEGIC PARTNERS SELECT

        VARIABLE ANNUITY?

THE STRATEGIC PARTNERS SELECT VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary. (Maryland residents must wait until the end of the seventh contract year.) Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.


   Strategic Partners Select is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among 27 variable investment options as well as 2 guaranteed interest-rate options. (If you live in Maryland, Oregon or Washington, the market value adjustment option is not available to you.) If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund associated with that variable investment option. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.



   As mentioned above, Strategic Partners Select also offers two guaranteed interest-rate options: a fixed-rate option and a market value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will always be at least 3% per year. The market value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period. (The market value adjustment option is not available to residents of Maryland, Oregon or Washington.)


   As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine the amount of these payments and often how long the payments will continue. On and after the annuity date, the annuitant may not be changed.


   The beneficiary is the person(s) or entity designated to receive any death benefit if the annuitant(s) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it. If the annuitant and owner are not the same and the owner dies during the accumulation phase, the subsequent owner (typically the owner's estate unless a joint or contingent owner is named) receives the contract benefit, subject to tax requirements concerning distributions. See "What are the Tax Considerations Associated with the Strategic Partners Select Contract?" section beginning on page 31.



SHORT TERM CANCELLATION RIGHT



OR "FREE LOOK"


If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever period is required

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:


- Your full purchase payment, less any applicable federal and state income tax withholding; or



- The amount your contract is worth as of the day we receive your request. This amount may be more or less than your original payment, less any applicable federal and state income tax withholding.



   To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        2:
WHAT INVESTMENT OPTIONS

        CAN I CHOOSE?
--------------------------------------------------------------------------------


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 27 VARIABLE INVESTMENT OPTIONS, AS WELL AS TWO INTEREST-RATE OPTIONS.



The 27 variable investment options invest in underlying mutual funds managed by leading investment advisors. Each of these mutual funds has a separate prospectus that is provided with this prospectus. You should read the mutual fund prospectus before you decide to allocate your assets to the variable investment option using that fund.


VARIABLE INVESTMENT OPTIONS


Listed below are the underlying mutual funds in which the variable investment options invest. Each variable investment option has a different investment objective.


THE PRUDENTIAL SERIES FUND, INC.

-  Jennison Portfolio (domestic equity)

-  Prudential Equity Portfolio

-  Prudential Global Portfolio

-  Prudential Money Market Portfolio

-  Prudential Stock Index Portfolio

-  Prudential Value Portfolio (domestic equity)

-  SP Aggressive Growth Asset Allocation Portfolio

-  SP AIM Aggressive Growth Portfolio

-  SP AIM Core Equity Portfolio

-  SP Alliance Large Cap Growth Portfolio

-  SP Alliance Technology Portfolio

-  SP Balanced Asset Allocation Portfolio

-  SP Conservative Asset Allocation Portfolio

-  SP Davis Value Portfolio

-  SP Deutsche International Equity Portfolio

-  SP Growth Asset Allocation Portfolio

-  SP INVESCO Small Company Growth Portfolio

-  SP Jennison International Growth Portfolio

-  SP Large Cap Value Portfolio

-  SP MFS Capital Opportunities Portfolio   (domestic and foreign equity)


-  SP Mid Cap Growth Portfolio   (formerly SP MFS Mid-Cap Growth Portfolio)


-  SP PIMCO High Yield Portfolio

-  SP PIMCO Total Return Portfolio

-  SP Prudential U.S. Emerging Growth Portfolio

-  SP Small/Mid Cap Value Portfolio

-  SP Strategic Partners Focused Growth Portfolio


The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio and each "SP" Portfolio of The Prudential Series Fund, Inc., are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI). Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that managed some or all of a Prudential Series Fund portfolio as of December 31, 2002 are listed below.



    Jennison Portfolio, Prudential Global Portfolio,



    Prudential Value Portfolio, SP Jennison International Growth Portfolio, and SP Prudential U.S. Emerging Growth Portfolio: Jennison Associates LLC


    Prudential Equity Portfolio: GE Asset Management, Incorporated, Jennison Associates LLC, and Salomon Brothers Asset Management Inc.


    Prudential Money Market Portfolio and Prudential Stock Index Portfolio:
    Prudential Investment Management, Inc.



    SP Strategic Partners Focused Growth Portfolio: Jennison Associates LLC and Alliance Capital Management L.P.



    SP AIM Aggressive Growth Portfolio and SP AIM Core Equity Portfolio: A I M Capital Management, Inc.


    SP Alliance Large Cap Growth Portfolio and SP Alliance Technology
    Portfolio: Alliance Capital Management L.P.


    SP Davis Value Portfolio: Davis Advisors



    SP Deutsche International Equity Portfolio: Deutsche Asset Management Investment Services Limited, a wholly-owned subsidiary of Deutsche Bank AG


    SP INVESCO Small Company Growth Portfolio: INVESCO Funds Group, Inc.

    SP Large Cap Value Portfolio and SP Small/Mid Cap Value Portfolio:
    Fidelity Management and Research Company

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


    SP MFS Capital Opportunities Portfolio: Massachusetts Financial Services Company



    SP Mid Cap Growth Portfolio (formerly SP MFS Mid-Cap Growth Portfolio):
    Calamos Asset Management, Inc.


    SP PIMCO High Yield Portfolio and SP PIMCO Total Return Portfolio:
    Pacific Investment Management Company LLC

JANUS ASPEN SERIES

-  Growth Portfolio--Service Shares

Janus Capital Management LLC serves as investment adviser to the Growth Portfolio--Service Shares of Janus Aspen Series.


   A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.


   An affiliate of each of the funds may compensate Pruco Life based upon an annual percentage of the average assets held in the fund by Pruco Life under the contracts. These percentages may vary by fund and/or portfolio, and reflect administrative and other services we provide.

INTEREST-RATE OPTIONS


We offer two interest-rate options: a one-year fixed-rate option and a market value adjustment option (not available in Maryland, Oregon or Washington). We set a one year guaranteed annual interest rate for the one-year fixed-rate option. For the market value adjustment option, we set a seven-year guaranteed interest rate.



   When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. An interest cell with a new interest rate period is established every time you allocate or transfer money into a interest-rate option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, the minimum rate set will never be less than 3%.



   At the maturity of an interest cell for a fixed-rate or market value adjustment option, you may elect to transfer the amount in the cell to any other investment option available on that date. If you do not make a transfer election during the 30-day period following the interest cell's maturity date, then we will transfer the amount in the cell to a new interest cell with the same time to maturity as the old cell.



   Payments that you apply to the interest-rate option become part of Pruco Life's general assets. Payments that you apply to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of the interest-rate option guarantees is based on the overall financial strength of Pruco Life. If Pruco Life suffered a material financial set back, the ability of Pruco Life to meet its financial obligations could be affected.



MARKET VALUE ADJUSTMENT



If you transfer or withdraw assets or annuitize from the market value adjustment option before an interest rate period is over, the assets will be subject to a market value adjustment. The market value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market value adjustment is based on the difference between the:


1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2) Interest rate that is in effect on the date of the withdrawal or transfer.


   The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market value adjustment is calculated on page 40 of this prospectus. (For contracts issued in Pennsylvania, the description is on page 42.)

        2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

TRANSFERS AMONG OPTIONS


You can transfer money among the variable investment options and the interest-rate options. Your transfer request may be made by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. Only two transfers per month may be made by telephone or electronically. After that, all transfer requests must be in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes at 4:00 p.m. Eastern time.



   YOU GENERALLY CAN MAKE TRANSFERS OUT OF THE ONE-YEAR FIXED-RATE OPTION ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF AN INTEREST RATE PERIOD. ANY AMOUNT TRANSFERRED FROM A MARKET VALUE ADJUSTMENT OPTION IS SUBJECT TO A MARKET VALUE ADJUSTMENT, UNLESS THE TRANSFER IS MADE DURING THE 30-DAY PERIOD FOLLOWING THE MATURITY OF THE INTEREST CELL.


   During the contract accumulation phase, you can make 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)

MARKET TIMING

THE CONTRACT WAS NOT DESIGNED FOR MARKET TIMING OR FOR PERSONS THAT MAKE PROGRAMMED, LARGE, OR FREQUENT TRANSFERS. BECAUSE MARKET TIMING AND SIMILAR TRADING PRACTICES GENERALLY ARE DISRUPTIVE TO THE SEPARATE ACCOUNT AND THE UNDERLYING MUTUAL FUNDS, WE MONITOR CONTRACT TRANSACTIONS IN AN EFFORT TO IDENTIFY SUCH TRADING PRACTICES. IF WE DETECT THOSE PRACTICES, WE RESERVE THE RIGHT TO REJECT A PROPOSED TRANSACTION AND TO MODIFY THE CONTRACT'S TRANSFER PROCEDURES. FOR EXAMPLE, WE MAY DECIDE NOT TO ACCEPT THE TRANSFER REQUESTS OF AN AGENT ACTING UNDER A POWER OF ATTORNEY ON BEHALF OF MORE THAN ONE CONTRACTHOLDER.


   TO DETER MARKET TIMING TRANSACTIONS, PRUCO LIFE RESERVES THE RIGHT TO EFFECT EXCHANGES ON A DELAYED BASIS FOR ALL CONTRACTS. THAT IS, PRUCO LIFE MAY PRICE AN EXCHANGE INVOLVING THE VARIABLE SUBACCOUNTS ON THE BUSINESS DAY SUBSEQUENT TO THE BUSINESS DAY ON WHICH THE EXCHANGE REQUEST WAS RECEIVED. BEFORE IMPLEMENTING SUCH A PRACTICE, PRUCO LIFE WILL ISSUE A SEPARATE WRITTEN NOTICE TO CONTRACT OWNERS THAT EXPLAINS THE PRACTICE IN DETAIL.



DOLLAR COST AVERAGING FEATURE


The dollar cost averaging (DCA) feature allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed-rate option and into any variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By allocating amounts on a regular schedule instead of allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.

   Transfers must be at least $100 from your DCA account. After that, transfers will continue automatically until the entire amount in your DCA account has been transferred or until you tell us to discontinue the transfers. If your DCA account balance drops below $100, the entire remaining balance of the account will be transferred on the next transfer date. You can allocate subsequent purchase payments to re-open the DCA account at any time.

   Your transfers will be made on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.


   Any transfers you make because of Dollar Cost Averaging are not counted toward the 12 free transfers

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge.


ASSET ALLOCATION PROGRAM


We recognize the value of having advice when deciding on the allocation of your money. If you choose to participate in the Asset Allocation Program, your financial professional will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.


AUTO-REBALANCING


Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentages or to subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. The interest-rate options and the DCA account cannot participate in this feature.

   Your rebalancing will be done monthly, quarterly, semiannually or annually based on your choice. The rebalancing will be done on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

   Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS


We are the legal owner of the shares of the mutual funds that underly variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contractowners. We will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote the shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as the shares for which instructions are received. We may change the way your voting instructions are calculated if it is required by federal or state regulation.


SUBSTITUTION


We may substitute one or more of the mutual funds used by the variable investment options. We may also cease to allow investments in existing variable investment options and their underlying funds. We would not do this without the approval of the SEC and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

PAYMENT PROVISIONS

We can begin making annuity payments any time after the first contract anniversary. (Maryland residents must wait until after the seventh anniversary.) Annuity payments must begin no later than the annuitant's 90th birthday.

   We make the income plans described below available at any time before the annuity date. These plans are called annuity options. During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected. However, if your contract is held as an IRA and an annuity option is not selected by the annuity date or prior to the annuitant's 90th birthday, a lump sum payment of the contract value will be made to you on the annuitant's 90th birthday. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.


   Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 2. For information about Withdrawal Charges, see "What are the Expenses Associated with Strategic Partners Select Contract?" page 27.


OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD


Under this option, we will make equal payments for the period chosen, up to 25 years. The annuity payments may be made monthly, quarterly, semiannually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3% a year.


OPTION 2
LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN


Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we were specifically instructed that the remaining monthly annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate used will always be at least 3% a year.


OPTION 3
INTEREST PAYMENT OPTION


Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if your contract is held in an IRA. Under this option, all gain in the annuity will be taxable as of the annuity date. Under this option, you can withdraw part or all of the contract value that we are holding at any time.


OPTION 4
OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


TAX CONSIDERATIONS



If your contract is held under a tax-favored plan, as discussed on page 33, you would consider the minimum distribution requirements mentioned on page 36 when selecting your annuity option.



   For certain contracts held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        4:

WHAT IS THE

        DEATH BENEFIT?
--------------------------------------------------------------------------------

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies.

CALCULATION OF THE DEATH BENEFIT


If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation ("due proof of death"), pay a death benefit to the beneficiary designated by the contract owner. We require proof of death to be submitted promptly.



   If the annuitant (older co-annuitant) is under age 80 on the contract date and prior to his or her 80th birthday, the annuitant (last surviving annuitant) dies, the beneficiary will receive the greater of the following (as of the time we receive due proof of death):


-  Current value of your contract; or


- Guaranteed Minimum Death Benefit--The Guaranteed Minimum Death Benefit (GMDB) is the greater of:


1) The step-up value which equals the highest value of the contract on any contract anniversary date--that is, on each contract anniversary, the new step-up value becomes the higher of the previous step-up value and the current contract value. Between anniversary dates, the step-up value is only increased by additional invested purchase payments and reduced proportionally by withdrawals; or


2) The "roll-up value" which is the total of all invested purchase payments compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Both the roll-up and the cap are reduced proportionally by withdrawals.


   On or after the annuitant's (older co-annuitant's) 80th birthday, if the annuitant (last surviving annuitant) dies, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death Benefit as of age 80, increased by additional invested purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80th birthday.

   If the annuitant (older co-annuitant) is age 80 or older on the contract date, upon the annuitant's (last surviving annuitant's) death, the beneficiary will receive as of the date that due proof of death is received, the greater of:
1) current contract value as of the date that due proof of death is received; and 2) the total invested purchase payments reduced proportionally by withdrawals.

   Here is an example of a proportional reduction:


   The current contract value is $100,000 and step-up value is $80,000. The owner makes a withdrawal that reduces the contract value by 50% (including the effect of any withdrawal charges). The new step-up value is $40,000, or 50% of what it was before the withdrawal.


   This death benefit is payable only in the event of the death of the sole or last surviving annuitant and will not be paid upon the death of an owner who is not the annuitant.

   Certain terms of this death benefit are limited in Oregon.

DEATH OF OWNER OR JOINT OWNER


If the owner and the annuitant are not the same person and the owner dies during the accumulation phase, the subsequent owner generally receives the cash value subject to tax requirements concerning distributions.



   If the contract has an owner and joint owner who are spouses at the time of the owner's or joint owner's death during the accumulation phase, the contract will continue and the surviving spouse will become the sole owner of the contract, entitled to any rights and privileges granted by us under the contract. However, the surviving spouse may, within 60 days of providing proof of death take the cash value under one of the payout options listed below.

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


   If the contract has an owner and joint owner who are not spouses at the time of the owner's or joint owner's death during the accumulation phase, the surviving owner will be required to take the cash value under one of the payout options listed below.


   The payout options are:

   Choice 1. Lump sum.

   Choice 2. Payment of the entire contract within 5 years of the date of death.

   Choice 3. Payment under an annuity or settlement option over the lifetime of the survivor or over a period not extending beyond the life expectancy of the surviving owner with distribution beginning within one year of the date of death.


   This contract is subject to special tax rules that govern the required distributions upon the death of the owner or joint owner. See "What are the Tax Considerations Associated with the Strategic Partners Select Contract?" section beginning on page 31.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        5:

HOW CAN I PURCHASE A STRATEGIC PARTNERS

        SELECT CONTRACT?
--------------------------------------------------------------------------------

PURCHASE PAYMENTS


A purchase payment is the amount of money you give us to purchase the contract. The minimum purchase payment is $10,000. You can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. You must get our prior approval for any purchase payments over $5 million.


ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable investment options and the interest-rate options based on the percentages you choose. The percentage of your allocation to a specific investment option can range in whole percentages from 0% to 100%. If, after the initial invested purchase payment, we receive a purchase payment without allocation instructions, we will allocate the corresponding invested purchase payment in the same proportion as your most recent purchase payment (unless you directed us to allocate that purchase payment on a one-time-only basis). You may submit an allocation change request at any time. Contact the Prudential Annuity Service Center for details.

   We generally will credit the initial purchase payment to your contract within two business days from the day on which the payment is received at the Prudential Annuity Service Center, if we receive the application in good order. If the initial purchase payment and application are not received in good order, we will take up to five business days to try to complete the application. If the application cannot be completed within that five business day period, we will return your payment to you (unless you consent to our retention of it). We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. We will generally credit subsequent purchase payments received in good order after the close of a business day on the following business day.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

   Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges; and

3) Dividing this amount by the number of outstanding accumulation units.

   When you make a purchase payment, we credit your contract with accumulation units relating to the variable investment options you have chosen. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.


   We cannot guarantee that the value of your contract will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3% a year on that portion of the contract value allocated to the fixed-rate option or to the market value adjustment option if held for the full seven-year period.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        6:
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC

        PARTNERS SELECT CONTRACT?
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THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

INSURANCE CHARGES

Each day, we make a deduction for insurance charges. The insurance charges have two parts:

1) Mortality and expense risk charge

2) Administrative expense charge


1) MORTALITY AND EXPENSE RISK CHARGE


The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk charge is for assuming that the current charges will be insufficient in the future to cover the cost of administering the contract.


   The mortality and expense risk charge is equal, on an annual basis, to 1.37% of the daily value of the contract invested in the variable investment options, after expenses have been deducted. This charge is not assessed against amounts allocated to the interest-rate options.


   If the charges under the contract are not sufficient, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.


2) ADMINISTRATIVE EXPENSE CHARGE


This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

   This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options, after expenses have been deducted. This charge is not assessed against amounts allocated to the interest-rate options.

ANNUAL CONTRACT FEE

During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase, you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.


   The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with us may receive such a reduction.


   You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a withdrawal charge will be applied proportionately to all

        6:


WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT? CONTINUED

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

of the variable investment options as well as the interest-rate options. This charge is based on your contract date.

   The withdrawal charge is the percentage, shown below, of the amount withdrawn.

PERCENTAGE OF APPLICABLE WITHDRAWAL CHARGES
------------------------------------------------------------

During contract year 1              7%
During contract year 2              6%
During contract year 3              5%
During contract year 4              4%
During contract year 5              3%
During contract year 6              2%
During contract year 7              1%
After that                          0%


   Note: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any withdrawals made under the Critical Care Access Option or on any amount used to provide income under the Life Annuity with 120 payments (10 years) Certain Option. There will be a reduction in the withdrawal charge for contracts issued to contractowners whose age at issue is 84 and older.



WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE


We will allow you to withdraw money from the contract and waive any withdrawal charges, if the annuitant or the last surviving co-annuitant (if applicable) becomes confined to an eligible nursing home or hospital for a period of at least three consecutive months. You would need to provide us with proof of the confinement. If a physician has certified that the annuitant or last surviving co-annuitant is terminally ill (has six months or less to live) there will be no charge imposed for withdrawals. Critical Care Access is not available in all states. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This option is not available to the contractowner if he or she is not the annuitant.

TAXES ATTRIBUTABLE TO PREMIUM


There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.


TRANSFER FEE


You can make 12 free transfers every contract year. If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated.


COMPANY TAXES


We will pay the taxes on the earnings of the separate account. We are not currently charging the separate account for taxes. We will periodically review the issue of charging the separate account for these taxes, and may impose such a charge in the future.

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


UNDERLYING MUTUAL FUND FEES



When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2002, the fees of these funds ranged on an annual basis from 0.37% to 1.30% of fund assets (these fees reflect the effect of expense reimbursements or waivers, which may terminate at any time). For additional information about these fund fees, please consult the prospectuses for the funds, which are attached to this prospectus.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I

        ACCESS MY MONEY?
--------------------------------------------------------------------------------

YOU CAN ACCESS YOUR MONEY BY:

-  MAKING A WITHDRAWAL (EITHER PARTIAL OR COMPLETE); OR

-  ELECTING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE

When you make a complete withdrawal, you will receive the value of your contract on the day you made the withdrawal, less any applicable charges. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

   Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $250.


   We will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market value adjustment, if any, from the assets in your contract.



   INCOME TAXES, TAX PENALTIES, AND CERTAIN RESTRICTIONS ALSO MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS.


AUTOMATED WITHDRAWALS

We offer an Automated Withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.


   You can make withdrawals from any designated investment option or proportionally from all investment options. Market value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make is $100.



   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, A MARKET VALUE ADJUSTMENT AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.


SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

- The New York Stock Exchange is closed (other than customary weekend and holiday closings);

-  Trading on the New York Stock Exchange is restricted;

- An emergency exists, as determined by the SEC, during which sales of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or


- The SEC, by order, permits suspension or postponement of payments for the protection of owners.


   We expect to pay the amount of any withdrawal or transfer made from the interest-rate options promptly upon request.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC

        PARTNERS SELECT CONTRACT?
--------------------------------------------------------------------------------

The tax considerations associated with the Strategic Partners Select contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A qualified tax adviser should be consulted for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

   Although, we believe that the basic death benefit and the GMDB features are an investment protection feature that should have no adverse tax consequences, it is possible that the Internal Revenue Service would assert that some or all of the charges for the basic death benefit and GMDB features should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawal from a contract while you are alive even if the withdrawal is paid to someone else.

   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.

   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS


Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:


-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;

- the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

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TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT CONTINUED
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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

   If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age
59 1/2), your tax for the year of modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral.

TAXES PAYABLE BY BENEFICIARIES

All the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the death benefit is included in the owner's estate.

   Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country.

   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION


   DIVERSIFICATION AND INVESTOR CONTROL -- In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.


   REQUIRED DISTRIBUTIONS UPON YOUR DEATH -- Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect an annuity payment

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

option based on life expectancy or a period exceeding five years.

   If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.

   CHANGES IN THE CONTRACT -- We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the Statement of Additional Information if:

- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

CONTRACTS HELD BY TAX FAVORED PLANS


The following discussion covers annuity contracts held under tax-favored retirement plans.


   Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a), 408(b) and 408A of the Internal Revenue Code of 1986, as amended (Code). At some future time we may allow the contract to be purchased in connection with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

-  Simplified employee pension plans ("SEPs") under Section 408(k) of the Code;

- Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under Section 408(p) of the Code; and

-  Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

   This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the requirements for eligibility for these products.

   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS OF WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.


TYPES OF TAX FAVORED PLANS



   IRAS If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 44 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount credited under the contract, calculated as of the valuation period that we receive this cancellation notice, if greater), less any applicable federal and state income tax withholding.



   Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law that you may make to an IRA. For 2003 and 2004, the contribution limit is $3,000; increasing for 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008
the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


contribute an additional $500 in years 2003 to 2005 and an additional $1,000 in 2006 and years thereafter). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.


   Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;

- The annual premium you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

- The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70 1/2; and


- Death and annuity payments must meet "minimum distribution requirements" (described on page 36).


   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

-  A 10% "early distribution penalty" (described below);

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-  Failure to take a minimum distribution (also generally described below).

   SEPS SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:


- If you participate in a SEP, you generally do not include into income any employer contributions made to the SEP on your behalf up to the lesser of (a) $40,000 in 2003 or (b) 25% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2003, this limit is $200,000.


- SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and


- Some SEPs for small employers permit salary deferrals up to $12,000 in 2003 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $2,000 in 2003, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation.


   You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

   SIMPLE-IRAS SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

subject to the same basic IRA requirements with the following exceptions:


- Participants in a SIMPLE-IRA may contribute up to $8,000 in 2003, as opposed to the usual IRA contribution limit, and employer contributions may also be provided as a match (up to 3% of your compensation);



- Individuals age 50 or above by the end of the year will be permitted to contribute an additional $1,000 in 2003, increasing in $500 increments per year until reaching $2,500 in 2006. Thereafter the amount is indexed for inflation; and


-  SIMPLE-IRAs are not subject to the SEP nondiscrimination rules.


   ROTH IRAS Like standard IRAs, income within a Roth IRA accumulates tax-deferred, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:


-  Contributions to a Roth IRA cannot be deducted from your gross income;

- "Qualified distributions" (generally, held for 5 tax years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

- If eligible, you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.


   Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA (generally, the annual contribution allowed by law less any contributions to a traditional IRA. The annual contribution allowed by law for Roth IRAs increases in the same manner as the increases for traditional IRAs as described on page 33), you may purchase a contract as a Roth IRA only in connection with a "rollover" or "conversion" of the proceeds of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.



   TDAS You may own TDAs generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization. You may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $12,000 in 2003. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $2,000 in 2003, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also rollover TDA amounts to a qualified retirement plan, a SEP and a 457 government plan.


   A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

-  Your attainment of age 59 1/2;

-  Your severance of employment;

-  Your death;


-  Your total and permanent disability; or


- Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

   In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in

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                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION


If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method under IRS regulations released in April 2002. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.



   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year.


PENALTY FOR EARLY WITHDRAWALS


You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.


WITHHOLDING

Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above) SEP, 457 government plan, or TDA, we will withhold at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

-  For all other distributions, we will withhold at a 10% rate.

   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS


ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


"What Are the Expenses Associated with the Strategic Partners Select Contract" starting on page 27.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 38.


   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS--QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

   Defined Benefit Plans, Money Purchase Pension Plans, and ERISA 403(b) Annuities. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" ("QJSA"), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a death benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" ("QPSA"). If the plan pays death benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the death benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

   Defined Contribution Plans (including 401(k) Plans). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire death benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

   IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution is not required. Upon your death, any death benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION


For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 44.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York.

   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential Financial"), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.


   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco Life's annual report for the year ended December 31, 2002, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contractholders, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


THE SEPARATE ACCOUNT


We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account, to hold the assets that are associated with the contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.



SALE AND DISTRIBUTION OF THE CONTRACT



Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.



   We pay the broker-dealer whose registered representatives sell the contract either:



-  a commission of up to 7% of your purchase payments; or



- a combination of a commission on purchase payments and a "trail" commission -- which is a commission determined as a percentage of your contract value that is paid periodically over the life of your contract.



   The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less.



   From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


representatives who sell the contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the contract does not result directly in any additional charge to you.



LITIGATION



We are subject to legal and regulatory actions in the ordinary course of our business, including class action lawsuits. Pending legal and regulatory actions include proceedings that are specific to us and proceedings generally applicable to the businesses in which we operate. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   We have been subject to substantial regulatory actions and civil litigation, including class actions, involving individual life insurance sales practices from 1982 through 1995. As of January 31, 2003, Pruco Life has resolved those regulatory actions, its sales practices class action litigation and all of the individual sales practices actions filed by policyholders who "opted out" of the sales practices class action. Prudential has indemnified Pruco Life for any liabilities incurred in connection with sales practices litigation covering policyholders of individual permanent life insurance policies issued in the United States from 1982 to 1995.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.



ASSIGNMENT


You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

FINANCIAL STATEMENTS


The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Select contract, are included in the Statement of Additional Information.


STATEMENT OF ADDITIONAL INFORMATION

Contents:

-  Company

-  Experts


-  Principal Underwriter



-  Allocation of Initial Purchase Payment


-  Determination of Accumulation Unit Values

-  Performance Information

-  Comparative Performance Information

-  Further Information about the Death Benefit

-  Federal Tax Status


-  Financial Statements


HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


MARKET VALUE

        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT FORMULA



With respect to residents of states, other than Pennsylvania, in which Strategic Partners Select is being offered. With respect to contracts issued in Pennsylvania, see page 42.


THE ADJUSTMENT INVOLVES THREE AMOUNTS


The Market Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:


1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:
(M/12) X (R-C)

   not to exceed +0.40 or be less than -0.40; where,

-----------------------------------------------------
M    =    the number of whole months (not to be less
          than one) remaining in the interest-rate
          period.
R    =    the Contract's guaranteed interest-rate
          expressed as a decimal. Thus 6.2% is
          converted to 0.062.
C    =    the interest-rate, expressed as a decimal,
          that Pruco Life declares for a duration
          equal to the number of whole years
          remaining in the present interest-rate
          period, plus 1 year as of the date the
          request for a withdrawal or transaction is
          received.
-----------------------------------------------------


The Market Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market Value Adjustment.


STEP BY STEP


The steps below explain how a market value adjustment is calculated.


STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.


STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market Value Adjustment. The result is the Market Value Adjustment.



STEP 5: The result of Step 4 is added to the interest cell. If the Market Value Adjustment is positive, the interest cell will go up in value. If the Market Value Adjustment is negative, the interest cell will go down in value.


   Depending upon when the withdrawal request is made, a withdrawal charge may apply.


   The following example will illustrate the application of a market value adjustment and the determination of the withdrawal charge:


Suppose a contractowner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

that the contract fund on that date is equal to $17,985.23.

   On February 1, 2000, the interest rates declared by Pruco Life for the duration of 5 years (4 whole years remaining until September 30, 2004, plus 1 year) is 11%.

The following computations would be made:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

   DATE     PAYMENT   FREE
   -------------------------
   12/1/95  $10,000   $1,000
   12/1/96            $2,000
   10/1/97  $5,000    $2,500
   12/1/97            $4,000
   12/1/98            $5,500
   12/1/99            $7,000

   The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

    --------------------------------------------
     $8,500.00  requested withdrawal amount
    -$7,000.00  charge-free
    --------------------------------------------
     $1,500.00  additional amount needed to
                complete withdrawal

   The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.
   -----------------------------------------------------------

     $1,500.00 / (1-.03) =
     $1,500.00 / 0.97 = $1,546.39 grossed-up amount

   Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

    --------------------------------------------
     $1,546.39  grossed-up amount
    X      .03  withdrawal charge rate
    --------------------------------------------
        $46.39  withdrawal charge


4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.


    --------------------------------------------
          -0.13750 X $5,985.23 =
       -822.97  negative MVA
     $5,985.23  unadjusted value
    --------------------------------------------
     $5,162.26  adjusted value
    $12,000.00  equity value
    --------------------------------------------
    $17,162.26  adjusted contract fund



5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market Value Adjustments, if any, associated with the MVA option.


    ------------------------------------------------
    Equity
    ($12,000/$17,162.26) X $8,546.39   =  $5,975.71
    ------------------------------------------------
    7-Yr MVA
    ($5,162.26/$17,162.26) X $8,546.39 =  $2,570.68
                                          ---------
                                          $8,546.39


6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

MARKET VALUE ADJUSTMENT FORMULA CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


MARKET VALUE ADJUSTMENT FORMULA WITH RESPECT TO CONTRACTS ISSUED IN PENNSYLVANIA ONLY


THE ADJUSTMENT INVOLVES THREE AMOUNTS


The Market Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:


1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:
(M/12) X (R-C)

   not to exceed +0.40 or be less than -0.40; where,

-----------------------------------------------------
M    =    the number of whole months (not to be less
          than one) remaining in the interest-rate
          period.
R    =    the Contract's guaranteed interest-rate
          expressed as a decimal. Thus 6.2% is
          converted to 0.062.
C    =    the interpolated value of the interest
          rates, expressed as a decimal, that Pruco
          Life declares for the number of whole years
          remaining and the duration 1 year longer
          than the number of whole years remaining as
          of the date the request for a withdrawal or
          transfer is received or m/365 x (n+1) year
          rate + (365-m)/365 x n year rate, where "n"
          equals years and "m" equals days remaining
          in year "n" of the existing interest rate
          period.
-----------------------------------------------------


The Market Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market Value Adjustment.


STEP BY STEP


The steps below explain how a market value adjustment is calculated.


STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.


STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market Value Adjustment. The result is the Market Value Adjustment.



STEP 6: The result of Step 4 is added to the interest cell. If the Market Value Adjustment is positive, the interest cell will go up in value. If the Market Value Adjustment is negative, the interest cell will go down in value.


   Depending upon when the withdrawal request is made, a withdrawal charge may apply.


   The following example will illustrate the application of a market value adjustment and the determination of the withdrawal charge:


   Suppose a contractowner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

   On February 1, 2000, the interest rates declared by Pruco Life for the duration's 4 and 5 years (4 whole

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

years remaining until September 30, 2004, plus 1 year) are 10.8% and 11.4%, respectively.

The following computations would be made:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

   DATE     PAYMENT   FREE
   -------------------------
   12/1/95  $10,000   $1,000
   12/1/96            $2,000
   10/1/97  $5,000    $2,500
   12/1/97            $4,000
   12/1/98            $5,500
   12/1/99            $7,000

   The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

    --------------------------------------------
     $8,500.00  requested withdrawal amount
    -$7,000.00  charge-free
    --------------------------------------------
     $1,500.00  additional amount needed to
                complete withdrawal

   The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.
   -----------------------------------------------------------

     $1,500.00 / (1-.03) =
     $1,500.00 / 0.97 = $1,546.39 grossed-up amount

   Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

    --------------------------------------------
     $1,546.39  grossed-up amount
    X      .03  withdrawal charge rate
    --------------------------------------------
        $46.39  withdrawal charge


4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.


    --------------------------------------------
          -0.13750 X $5,985.23 =
       -822.97  negative MVA
     $5,985.23  unadjusted value
    --------------------------------------------
     $5,162.26  adjusted value
    $12,000.00  equity value
    --------------------------------------------
    $17,162.26  adjusted contract fund


5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market Value Adjustments, if any, associated with the MVA option.


    ------------------------------------------------
    Equity
    ($12,000/$17,162.26) X $8,546.39   =  $5,975.71
    ------------------------------------------------
    7-Yr MVA
    ($5,162.26/$17,162.26) X $8,546.39 =  $2,570.68
                                          ---------
                                          $8,546.39


6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days (or whatever period is required by applicable state law) after it is delivered. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS


Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the due date for filing your income tax return for that year, excluding extensions (generally by April 15th). For a single taxpayer, the applicable dollar limitation is $40,000 in 2003, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $40,000 -- $50,000. For married couples filing jointly, the applicable dollar limitation is $60,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $60,000-$70,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $50,000 for individuals and $70,000 for married couples filing jointly. These amounts are for 2003. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.



   Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are limited to $12,000 in 2003 with a permitted catch-up contribution of $2,000 for individuals age 50 and above. Contribution and catch-up contribution limits are scheduled to increase through 2006 and are indexed for inflation thereafter. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.


   The IRA maximum annual contribution and your tax deduction is limited to the lesser of: (1) the maximum amount allowed by law, including catch-up contributions if applicable, or (2) 100% of your earned compensation. Contributions in excess of these limits may be subject to penalty. See below.

   Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 25% of your salary or $40,000 in

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9


2003. An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.


   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.

   If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.

   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See PREMATURE DISTRIBUTIONS below for penalties imposed on withdrawal when the contribution exceeds the maximum amount allowed by law, including catch-up contributions if applicable.)

IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.


   Contributions in excess of the contribution limits may be subject to penalty. See "Contributions and Deductions" on page 44. If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.


   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.


   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. As long as you have not mixed it with IRA (or SEP) contributions, you can retain favorable tax treatment permitted you on distributions from a qualified retirement plan, if you later rollover to a qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.)



   Funds can also be rolled over from an IRA or SEP to another IRA or SEP or to another qualified retirement plan or 457 government plan.

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

DISTRIBUTIONS

(A) PREMATURE DISTRIBUTIONS

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

   You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

   The 10% penalty tax does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(B) DISTRIBUTION AFTER AGE 59 1/2


Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options, or in one sum, will be treated as ordinary income as you receive them, to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.


(C) INADEQUATE DISTRIBUTIONS--50% TAX


Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary.) The calculation method is revised under the IRS regulations issued in April 2002 for distributions beginning in 2003. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(D) DEATH BENEFITS

If you, (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning by December 31 of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun and no designated beneficiary is identified by December 31 of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all Roth IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a non-Roth IRA. Contributions to a Roth IRA are not deductible.


   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a non-Roth IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.


   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A NON-ROTH IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a non-Roth IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a non-Roth IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS


Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. Beginning in January 2004, if you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

         APPENDIX
--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES:
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS
-------------------------------------------------------

                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD           AT END OF PERIOD           OUTSTANDING AT END OF PERIOD
JENNISON PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99429                      $0.86910                         8,717,408
         1/1/2002 to 12/31/2002                 $0.86910                      $0.59107                        15,222,304
PRUDENTIAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002* to 12/31/2002                $0.97749                      $0.78083                         1,279,634
PRUDENTIAL GLOBAL PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99996                      $0.83930                         1,866,907
         1/1/2002 to 12/31/2002                 $0.83930                      $0.61886                         3,064,422
PRUDENTIAL MONEY MARKET PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $1.00008                      $1.01177                        13,343,454
         1/1/2002 to 12/31/2002                 $1.01177                      $1.01170                        14,548,905
PRUDENTIAL STOCK INDEX PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99726                      $0.90422                         7,466,612
         1/1/2002 to 12/31/2002                 $0.90422                      $0.69297                        12,343,903
PRUDENTIAL VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         2/4/2002* to 12/31/2002                $0.97745                      $0.79269                         1,769,021
SP AGGRESSIVE GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99880                      $0.87039                           888,327
         1/1/2002 to 12/31/2002                 $0.87039                      $0.66733                         2,227,131
SP AIM AGGRESSIVE GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99724                      $0.87438                           808,820
         1/1/2002 to 12/31/2002                 $0.87438                      $0.68075                         1,752,360
SP AIM CORE EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99083                      $0.84034                         1,681,815
         1/1/2002 to 12/31/2002                 $0.84034                      $0.70189                         2,615,923
SP ALLIANCE LARGE CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99509                      $0.88165                         3,051,950
         1/1/2002 to 12/31/2002                 $0.88165                      $0.59753                         5,098,338
SP ALLIANCE TECHNOLOGY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.98559                      $0.81232                           656,964
         1/1/2002 to 12/31/2002                 $0.81232                      $0.46943                         1,104,394
SP BALANCED ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99891                      $0.94878                        13,046,073
         1/1/2002 to 12/31/2002                 $0.94878                      $0.82546                        23,741,587


                                                                  THIS CHART CONTINUES ON THE NEXT PAGE
* COMMENCEMENT OF BUSINESS


--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS
-------------------------------------------------------


                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD           AT END OF PERIOD           OUTSTANDING AT END OF PERIOD
SP CONSERVATIVE ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99796                      $0.98385                         8,874,996
         1/1/2002 to 12/31/2002                 $0.98385                      $0.91217                        16,967,796
SP DAVIS VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99791                      $0.91944                        10,293,226
         1/1/2002 to 12/31/2002                 $0.91944                      $0.76351                        16,643,331
SP DEUTSCHE INTERNATIONAL EQUITY PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $1.00228                      $0.84670                         2,495,330
         1/1/2002 to 12/31/2002                 $0.84670                      $0.69085                         4,657,121
SP GROWTH ASSET ALLOCATION PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99886                      $0.90902                         5,263,885
         1/1/2002 to 12/31/2002                 $0.90902                      $0.74090                        11,721,213
SP INVESCO SMALL COMPANY GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99726                      $0.92608                         1,290,543
         1/1/2002 to 12/31/2002                 $0.92608                      $0.63614                         2,322,396
SP JENNISON INTERNATIONAL GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $1.00272                      $0.74738                         2,151,275
         1/1/2002 to 12/31/2002                 $0.74738                      $0.57004                         3,358,884
SP LARGE CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99702                      $0.92319                         5,170,387
         1/1/2002 to 12/31/2002                 $0.92319                      $0.76054                         8,625,236
SP MFS CAPITAL OPPORTUNITIES PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99530                      $0.80999                           978,680
         1/1/2002 to 12/31/2002                 $0.80999                      $0.56912                         1,527,407
SP MID CAP GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99348                      $0.81479                         2,095,863
         1/1/2002 to 12/31/2002                 $0.81479                      $0.43076                         4,325,750
SP PIMCO HIGH YIELD PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99996                      $1.01328                         6,416,368
         1/1/2002 to 12/31/2002                 $1.01328                      $0.99971                         9,793,607
SP PIMCO TOTAL RETURN PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99996                      $1.04036                        18,964,185
         1/1/2002 to 12/31/2002                 $1.04036                      $1.12110                        36,854,342
SP PRUDENTIAL US EMERGING GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99484                      $0.87347                         3,829,252
         1/1/2002 to 12/31/2002                 $0.87347                      $0.58438                         7,011,525


                                                                  THIS CHART CONTINUES ON THE NEXT PAGE
* COMMENCEMENT OF BUSINESS


--------------------------------------------------------------------------------


                                                                         PART II
STRATEGIC PARTNERS SELECT PROSPECTUS  SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED):
AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS
-------------------------------------------------------

                                         ACCUMULATION UNIT VALUE       ACCUMULATION UNIT VALUE       NUMBER OF ACCUMULATION UNITS
                                         AT BEGINNING OF PERIOD           AT END OF PERIOD           OUTSTANDING AT END OF PERIOD
SP SMALL/MID CAP VALUE PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $1.00084                      $1.00204                         5,541,640
         1/1/2002 to 12/31/2002                 $1.00204                      $0.84509                        10,143,232
SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99482                      $0.85645                           861,855
         1/1/2002 to 12/31/2002                 $0.85645                      $0.63048                         2,001,670
JANUS ASPEN SERIES--GROWTH PORTFOLIO SERVICE SHARES
---------------------------------------------------------------------------------------------------------------------------------
         5/7/2001* to 12/31/2001                $0.99357                      $0.78312                         2,205,333
         1/1/2002 to 12/31/2002                 $0.78312                      $0.56521                         3,372,526


* COMMENCEMENT OF BUSINESS

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PART III PROSPECTUSES
--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Incorporated by reference to Part II, Item 2 or Part II, Item 5 of the Registrants most recently filed report on Form 10-Q or 10-K, respectively.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions and exclusions of the insurance policies.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850, et seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q, filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) EXHIBITS


(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., "PIMS" (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)

(4)  (a) Discovery Select Variable Annuity Contract (Note 3)

     (b) Strategic Partners Select Variable Annuity Contract (Note 6)

(5) Opinion of Counsel as to the legality of the securities being registered. (Note 1)


(23) Written Consent of PricewaterhouseCoopers LLP (Note 1)


(24) Powers of Attorney:


     (a)      Vivian L. Banta, Richard J. Carbone and Helen M. Galt (Note 4)


     (b)      Ronald P. Joelson (Note 6)

     (c)      James J. Avery, Jr. (Note 5)

     (d)      David R. Odenath, Jr. (Note 6)

     (e)      William J. Eckert, IV (Note 6)

----------

(Note 1)   Filed herewith.

(Note 2) Incorporated by reference to Post Effective Amendment No. 4 on Form S-1, Registration No. 33-61143, filed April 15, 1999, on behalf the Pruco Life Insurance Company.

(Note 3)   Incorporated by reference to Registrant's Form S-1, filed July 19,
           1995.

(Note 4)   Incorporated by reference to Post-Effective Amendment No. 5 to
           Form S-6, Registration No. 333-85115, filed on or about June 28, 2001 on behalf of the Pruco Life Variable Universal Account.

(Note 5) Incorporated by reference to Post-Effective Amendment No. 2 to Form S-6, Registration No. 333-07451, filed June 25, 1997 on behalf of the Pruco Life Variable Appreciable Account.

(Note 6) Incorporated by reference to initial Registration on Form N-4, Registration No. 333-52754, filed December 26, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.


ITEM 17.    UNDERTAKINGS


The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 11th day of April 2003.

                                        PRUCO LIFE INSURANCE COMPANY
                                        (Registrant)

                                        BY: /s/ ANDREW J. MAKO
                                        -----------------------------------
                                        ANDREW J. MAKO
                                        PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                         SIGNATURE AND TITLE

       /s/*                                       April 11, 2003
      -------------------------------------
          VIVIAN L. BANTA
          CHAIRMAN AND DIRECTOR


      /s/*                                        *BY: /s/ CLIFFORD E. KIRSCH
      -------------------------------------       ------------------------------
         JAMES J. AVERY, JR.                      CLIFFORD E. KIRSCH
         VICE CHAIRMAN AND DIRECTOR               (ATTORNEY-IN-FACT)


      -------------------------------------
         ANDREW J. MAKO
         PRESIDENT AND DIRECTOR


      /s/*
      -------------------------------------
         WILLIAM J. ECKERT, IV
         VICE PRESIDENT AND CHIEF
         ACCOUNTING OFFICER, (PRINCIPAL
         FINANCIAL OFFICER AND CHIEF
         ACCOUNTING OFFICER)

      /s/*
      -------------------------------------
         RONALD P. JOELSON
         DIRECTOR

      /s/*
      -------------------------------------
         RICHARD J. CARBONE
         DIRECTOR

      /s/*
      -------------------------------------
         HELEN M. GALT
         DIRECTOR



      /s/*
      -------------------------------------
         DAVID R. ODENATH, JR.
         DIRECTOR

                                  EXHIBIT INDEX


(5)   Opinion of Counsel

(23)  Written Consent of PricewaterhouseCoopers LLP